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                                                                 Exhibit 3.1


                           CERTIFICATE OF AMENDED AND

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            STEEL HEDDLE GROUP, INC.


         The undersigned, being the duly elected Vice President and Secretary of Steel Heddle Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), hereby declares and certifies the following:

         1. That the Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on April 14, 1998 (the "Certificate of Incorporation") under the name of Steel Heddle, Inc.

         2. That the present name of the Corporation is Steel Heddle Group, Inc.

         3. That the Board of Directors of the Corporation, pursuant to Sections 141, 242 and 245 of the DGCL, have adopted resolutions authorizing the Corporation to amend, integrate and restate the Certificate of Incorporation of the Corporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Amended and Restated Certificate").

     IN WITNESS WHEREOF, the undersigned has executed this certificate in the name and on behalf of the Corporation as of this 8th day of May, 1998.



                     By:/s/ Nate Belden
                        ---------------------------------------
                         Name:     Nathan L. Belden
                         Title:    Vice President and Secretary


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                                    EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            STEEL HEDDLE GROUP, INC.



                                  ARTICLE FIRST


         The name of the corporation is Steel Heddle Group, Inc. (hereinafter called the "Corporation")


                                 ARTICLE SECOND


         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.


                                  ARTICLE THIRD


         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                 ARTICLE FOURTH


         The total number of shares of stock which the Corporation has authority to issue is 300,000 (three hundred thousand) SHARES of Common Stock, with a par value of $0.01 per share.







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                                  ARTICLE FIFTH


         The name and mailing address of the sole incorporator are as follows:

                  NAME                               MAILING ADDRESS
                  ----                               ---------------

                 Amy Gottesmann                      c/o Kirkland & Ellis
                                                     655 Fifteenth Street, N.W.
                                                     11th Floor
                                                     Washington, D.C. 20005


                                  ARTICLE SIXTH


         The Corporation is to have perpetual existence.


                                 ARTICLE SEVENTH


         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.


                                 ARTICLE EIGHTH


         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.


                                  ARTICLE NINTH


         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



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                                  ARTICLE TENTH


         The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                ARTICLE ELEVENTH


         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.









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